SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 19, 2009

EP GLOBAL COMMUNICATIONS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-30797	14-1818396
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

c/o Exceptional Parent Magazine

416 Main Street, Johnstown, PA 15901

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(814) 361-3860

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, Matthew Winter submitted a letter of resignation through email notifying us that he resigned from the Board of Directors of EP Global Communications, Inc. (the “Company”), effective March 31, 2009.  Mr. Winter’s resignation was due to personal reasons, and not the result of any disagreement with the Company or any officers or directors of the Company. The Board of Directors of the Company has not yet appointed a director to fill the vacancy created by Mr. Winter’s resignation.

Item 8.01 Other Events.

On March 30, 2009, the Company's Board of Directors authorized the filing of a Form 15 with the U.S. Securities and Exchange Commission ("SEC") to suspend the company's SEC reporting obligations under sections 13 and 15(d) of the Securities Exchange Act of 1934.  The Company anticipates filing the Form 15 within a few days but, in any event, prior to April 15, 2009.

On March 19, 2009, with respect to Psy-Ed Corporation, d/b/a Exceptional Parent, Plaintiff v. Stanley D. Klein and Kimberly Schive (as described in more detail in the Company's third quarter 2008 Form 10-Q and its annual report for 2007 on Form 10-K), the Company learned that the court awarded an aggregate of $1,383,100 plus interest to Klein and Schive.  The Company is currently evaluating the matter and has been advised by counsel that the court's findings and judgements are seriously flawed.  The Company has the right to appeal the judgement prior to April 13, 2009 and intends to do so.  As the matter is still being evaluated, at the present time, the Company is unable to assess the ultimate outcome of the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP Global Communications, Inc.
Date: April 3, 2009	/s/ Joseph M. Valenzano, Jr.
By: Joseph M. Valenzano, Jr.
President and Chief Executive Office